UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2022 (May 1, 2022)

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39683	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On May 1, 2022, Rezolute, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten registered direct offering of an aggregate of 18,026,315 shares of its common stock at a public offering price of $3.80 per share and, to certain investors, pre-funded warrants to purchase up to 12,921,055 shares of its common stock at a public offering price of $3.799 per pre-funded warrant, which represents the per share public offering price for the common stock less the $0.001 per share exercise price for each pre-funded warrant, and a concurrent private placement offering of pre-funded warrants to purchase up to 3,263,157 shares of the Company’s common stock at the same price as the public offering price of the pre-funded warrants in the underwritten registered direct offering. Gross proceeds from the underwritten registered direct offering and the concurrent private placement offering before deducting underwriting discounts and commissions, placement agent commissions and other offering expenses are expected to be approximately $130 million. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In addition, on May 1, 2022, the Company issued a press release announcing positive data from its Phase 2b (RIZE) study of RZ358 in patients with congenital hyperinsulinism. The text of the press release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 1, 2022, the Company made available an updated Corporate Presentation on the Investor Relations page of its website, which will be used at investor and other meetings. A copy of the Corporate Presentation is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. The Company does not undertake to update this presentation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Rezolute, Inc. Press Release announcing pricing of the offerings, dated May 1, 2022
99.2	Rezolute, Inc. Press Release for study results, dated May 1, 2022
99.3	Rezolute, Inc. Corporate Presentation, May 2022
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: May 2, 2022	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer